UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2012

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rhino Resource Partners LP (the “Partnership”) announced that Christopher I. Walton, PE, has been appointed to the newly recreated position of Senior Vice President and Chief Operating Officer of Rhino GP LLC, the general partner of the Partnership. Since December 2009, Mr. Walton, age 53, served as the General Manager of the Partnership’s Sands Hill Mining LLC and Clinton Stone LLC operations in Hamden, Ohio.  From December 2007 to December 2009, Mr. Walton served as Engineer/Operations Manager of the Partnership’s Sands Hill LLC operation.  In his new role, Mr. Walton will be responsible for leading and directing operations activity within the Partnership. Mr. Walton completed his undergraduate work in Mining Engineering at Ohio State University and earned his MBA at Ohio University.  Currently, Mr. Walton serves on the Ohio Reclamation Forfeiture Fund Advisory Board and the Environmental Committee of the Ohio Coal Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC, Its General Partner

Dated: April 5, 2012
	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel